EXHIBIT 99.1

The Spiegel Group Secures a $400 Million DIP Financing Facility and Files for Voluntary Chapter 11 Reorganization

All Stores and Catalog Operations Open for Business

DOWNERS GROVE, Ill. - March 17, 2003 - The Spiegel Group (Spiegel, Inc.)
today announced that, in order to address its financial and operational challenges, the company and its principal operating subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern
District of New York.
   Spiegel also announced that the company had secured a $400 million senior secured debtor-in-possession (DIP) financing facility from Bank of America, N.A., Fleet Retail Finance, Inc., and The CIT Group/Business
Credit, Inc. Banc of America Securities LLC arranged this financing. This facility will be used to supplement the company's existing cash flow during the reorganization process. The company anticipates that this financing, together with its current cash reserves and cash flow from its operations, will be sufficient to fund its operations during the reorganization process. The company expects to be able to access $150 million of this facility upon Bankruptcy Court approval of an interim financing order. Access to the full facility is subject to final Bankruptcy Court approval at a later date and satisfaction of certain other conditions.
   During this process, the company expects to continue to provide the same high-quality goods and services as it has in the past. All stores and catalog operations are open and serving customers. The company's gift certificates and merchandise credits will be honored as always and its return and exchange policies will not be affected by the filing. The Spiegel Group companies included in the filing are continuing to pay employee wages and salaries, to offer the same medical, dental, life insurance, disability and other benefits and to accrue vacation time without interruption.
   In conjunction with today's filing, the company filed a variety of "first day motions" to support its associates and vendors, together with its customers and other stakeholders, during this process. The court filings include requests to approve the interim DIP financing and maintain existing cash management programs; to retain legal, financial and other professionals to support the company's reorganization case; and for other relief. During the restructuring process, vendors, suppliers and other business partners will be paid under normal terms for goods and services provided during the reorganization.
   "This filing is an important step in a controlled process that we expect will allow The Spiegel Group to address its immediate liquidity needs, restructure its debt obligations and other financing arrangements and improve its prospects for future growth and profitability," said William C. Kosturos, chief restructuring officer and interim chief executive officer of The Spiegel Group. "We are grateful for the loyalty and commitment of our associates and the constructive relationships with our vendors and service providers."
   The company's bank subsidiary, First Consumers National Bank (FCNB), and FCNB's subsidiary are not part of the filing. The bank is being liquidated under the terms of a preexisting consent order entered into with the Office of the Comptroller of the Currency in May 2002.
   As previously disclosed, the company is no longer honoring the private-label credit cards issued by FCNB to customers of Spiegel's merchant companies (Eddie Bauer, Newport News and Spiegel Catalog). FCNB also recently discontinued charging privileges on all MasterCard and Visa bankcards issued by FCNB to its customers. While the inability of customers to use their private-label cards to make purchases from the merchant companies will adversely affect the company's net sales, the company cannot yet predict the severity of this decline. In order to enable its merchant companies to issue new private-label credit cards as soon as possible, the company is actively seeking a third-party service provider to finance and service receivables generated from these new cards.
   As previously announced, the company appointed William Kosturos, a managing director at Alvarez and Marsal, as interim CEO and chief restructuring officer, effective March 1, 2003. Together with the company's management team, he will be actively engaged in advising the company on reorganization matters and working to rebuild and reposition the company. The company also has retained Alvarez & Marsal as advisors.
   In its filing documents, Spiegel, Inc and its filing subsidiaries listed total assets with a book value of $1.737 billion and total liabilities of $1.706 billion as of February 22, 2003.

About the Company
   The Spiegel Group is a leading international specialty retailer marketing fashionable apparel and home furnishings to customers through catalogs, 560 specialty retail and outlet stores, and e-commerce sites, including eddiebauer.com, newport-news.com and spiegel.com. The Spiegel Group's businesses include Eddie Bauer, Newport News and Spiegel Catalog. The company's Class A Non-Voting Common Stock trades on the over-the-counter market ("Pink Sheets") under the ticker symbol: SPGLA. Investor relations information is available on The Spiegel Group Web site at http://www.thespiegelgroup.com.

Forward Looking Statements
   This report contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the company's current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this release. Forward-looking statements include information concerning the company's possible or assumed future operations. These statements often include words such as "expect," "plan," "believe," "anticipate," "intend," "estimate" or similar expressions. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although the company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect actual results, which could differ materially from the forward-looking statements. These factors include, but are not limited to, uncertainty regarding the company's ability to continue as a going concern; uncertainty regarding the company's ability to operate pursuant to the terms of the DIP facility; uncertainty regarding court approval of the Company's first day motions and other motions made by it from time to time; uncertainty regarding the company's ability to develop and consummate one or more plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the bankruptcy case to a chapter 7 case; the effect on the company's net sales and cash flow of its decision to stop accepting private-label credit cards at its merchant companies; the company's ability to find a third-party service provider to finance and service new private-label credit cards to be issued by the merchant companies and the terms of any such arrangements; uncertainty regarding the servicing of the company's existing securitized credit card receivables portfolio upon the sale or liquidation of FCNB; the effects on the company of the Pay-Out Events recently experienced by all of the company's securitization agreements that are backed by the company's credit card receivables; the ultimate effect on the company of the pending investigation of the company by the SEC; the uncertainty relating to the sale or liquidation of the bankcard segment; the ability of the company to maintain trade credit and contracts that are important to its operations; the financial strength and performance of the retail and direct marketing industry; changes in consumer spending patterns; risks associated with collections on the company's credit card portfolio; the success of merchandising, advertising, marketing and promotional campaigns; and various other factors beyond the company's control.
All future written and oral forward-looking statements made by the company or persons acting on the company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the company's ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.